Consent of Independent Registered Public Accounting Firm We consent to the incorporation by reference in this Amendment No. 4 to the Registration Statement (No. 333-274788) on Form S-3 and related Prospectus of TeraWulf Inc. of our report dated March 19, 2024, relating to the consolidated financial statements of TeraWulf Inc., appearing in the Annual Report on Form 10-K of TeraWulf Inc. for the year end December 31, 2023. We also consent to the reference to our firm under the heading “Experts” in such Prospectus. /s/ RSM US LLP Minneapolis, Minnesota March 22, 2024